THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

STOCK OPTION AGREEMENT
(Non U.S. Persons)

This AGREEMENT is entered into as of the 10th day of August, 2010 (the “Date of Grant”).

BETWEEN:

LIBERTY STAR URANIUM & METALS CORP., a company incorporated pursuant to the laws of the State of Nevada, with an office at 5610 E Sutler Lane, Tuscon, Arizona 85712

(the “Company”)

AND:

<>, a businessman with an address at <>

(the “Optionee”)

WHEREAS:

A.           The Company’s board of directors (the “Board”) has approved and adopted a 2010 Stock Option Plan (the “Plan”) whereby the Board is authorized to grant stock options to purchase shares of common stock of the Company to the directors, officers, employees and consultants of the Company and its subsidiaries;

B.           The Optionee is a director, officer, employee or consultant of the Company or subsidiary of the Company; and

C.           The Company wishes to grant stock options to purchase a total of <> [INSERT NUMBER OF OPTIONS] Optioned Shares (as defined herein) to the Optionee, as follows:

_____________________ Incentive Stock Options

                      X                          Non Qualified Stock Options

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             DEFINITIONS

1.1           In this Agreement, the following terms shall have the following meanings:

(a)	“Common Stock” means the shares of common stock of the Company;

(b)	“Exercise Price” means $0.038 per share;

(c)	“Expiry Date” means August 10, 2015;

(d)

“Notice of Exercise” means a notice in writing addressed to the Company at its address first recited hereto (or such other address of which the Company may from time to time notify the Optionee in writing), substantially in the form attached as Schedule “B” hereto, which notice shall specify therein the number of Optioned Shares in respect of which the Options are being exercised;

(e)

“Options” means the irrevocable right and option to purchase, from time to time, all, or any part of the Optioned Shares granted to the Optionee by the Company pursuant to Section 2.1 of this Agreement;

(f)	“Optioned Shares” means the shares of Common Stock that are issued pursuant to the exercise of the Options;

(g)	“Securities” means, collectively, the Options and the Optioned Shares;

(h)	“Shareholders” means holders of record of the shares of Common Stock;

(i)	“U.S. Person” shall have the meaning ascribed thereto in Regulation S under the 1933 Act, and for the purpose of the Agreement includes any person in the United States; and

(j)	“Vested Options” means the Options that have vested in accordance with Section 2.2 of this Agreement.

1.2           Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan.

2.             THE OPTIONS

2.1           The Company hereby grants to the Optionee, on the terms and conditions set out in this Agreement and in the Plan, Options to purchase a total of <> Optioned Shares at the Exercise Price.

2.2           The Options vest in accordance with Schedule “A” to this Agreement. The Options may be exercised immediately after vesting.

2.3           The Options shall, at 5:00 p.m. (Pacific time) on the Expiry Date, expire and be of no further force or effect whatsoever.

2.4           The Company shall not be obligated to cause the issuance, transfer or delivery of a certificate or certificates representing Optioned Shares to the Optionee, until provision has been made by the Optionee, to the satisfaction of the Company, for the payment of the aggregate Exercise Price for all Optioned Shares for which the Options shall have been exercised, and for satisfaction of any tax withholding obligations associated with such exercise.

2.5           The Optionee shall have no rights whatsoever as a shareholder in respect of any of the Optioned Shares (including any right to receive dividends or other distribution therefrom or thereon) except in respect of which the Options have been properly exercised in accordance with the terms of this Agreement.

2.6           The Options will terminate in accordance with the provisions of the Plan.

2.7           Subject to the provisions of this Agreement and the Plan and subject to compliance with any applicable securities laws, the Options shall be exercisable, in full or in part, at any time after vesting, until termination; provided, however, that if the Optionee is subject to the reporting and liability provisions of Section 16 of the Securities Exchange Act of 1934 with respect to the Common Stock, the Optionee shall be precluded from selling, transferring or otherwise disposing of any Common Stock underlying any of the Options during the six months immediately following the grant of the Options. If less than all of the shares included in the vested portion of any Options are purchased, the remainder may be purchased at any subsequent time prior to the Expiry Date. Only whole shares may be issued pursuant to the exercise of any Options, and to the extent that any Option covers less than one (1) share, it is not exercisable.

2.8           Each exercise of the Options shall be by means of delivery of a Notice of Exercise (which may be in the form attached hereto as Schedule “B”) to the President of the Company at its principal executive office, specifying the number of Optioned Shares to be purchased and accompanied by payment in cash or by certified check or cashier’s check in the amount of the full Exercise Price for the Common Stock to be purchased. In addition to payment in cash or by certified check or cashier’s check and if agreed to in advance by the Company, the Optionee or transferee of the Options may pay for all or any portion of the aggregate Exercise Price by complying with any other payment mechanism approved by the Board at the time of exercise.

2.9           Notwithstanding anything to the contrary in this Agreement, the Optionee may elect to receive, without the payment by the Optionee of any additional consideration, Optioned Shares equal to the value of the Options or any portion hereof by the surrender of the Options or such portion to the Company. Thereupon, the Company shall issue to the Optionee such number of fully paid and non-assessable Optioned Shares as is computed using the following formula:

X = Y (A – B)
A

where:	X =	the number of Optioned Shares to be issued to the Optionee pursuant to this section.

	Y =	the number of Optioned Shares covered by this Agreement for which the Options shall have been exercised pursuant to this section.

	A =	the Fair Market Value (defined below) of one Optioned Share, as determined at the time the Options shall have been exercised pursuant to this section.

	B =	the Exercise Price per Optioned Share in effect under the Options at the time the Options shall have been exercised pursuant to this section.

“Fair Market Value” of a Optioned Share as of the date on which the Optionee notifies the Company of his or her exercise of the Options (the “Determination Date”) shall mean the last reported sales price of the shares of Common Stock as reported on the Over-the-Counter Bulletin Board on the trading day immediately prior to the Determination Date; provided, however, that if: (i) the shares of Common Stock are neither traded on the Over-the-Counter Bulletin Board nor on a national securities exchange, then Fair Market Value shall be the average of the closing or last reported sale prices of the shares of Common Stock over the 30-day period immediately prior to the Determination Date reflected in the over-the-counter market, as reported by Pinksheets, LLC or any organization performing a similar function, or if closing prices are not then routinely reported for the over-the-counter market, the average of the last bid and asked prices of the shares of Common Stock over the 30-day period ending five business days prior to the Determination Date; and (ii) if there is no public market for the shares of Common Stock, then Fair Market Value shall be determined in good faith by the Board.

2.10           It is a condition precedent to the issuance of Optioned Shares that the Optionee execute and/or deliver to the Company all documents and withholding taxes required in accordance with applicable laws.

2.11           Nothing in this Agreement shall obligate the Optionee to purchase any Optioned Shares except those Optioned Shares in respect of which the Optionee shall have exercised the Options in the manner provided in this Agreement or the Plan.

2.12           Reference is made to the Plan for particulars of the rights and obligations of the Optionee and the Company in respect of:

(a)	the terms and conditions on which the Options are granted; and,

(b)	a consolidation or subdivision of the Company’s share capital or an amalgamation or merger;

all to the same effect as if the provisions of the Plan were set out in this Agreement and to all of which the Optionee assents.

2.13           By accepting the Options, the Optionee represents and agrees that none of the Optioned Shares purchased upon exercise of the Options will be distributed in violation of applicable federal and state laws and regulations. The Optionee further represents and agrees to provide the Company with any other document reasonably requested by the Company or the Company’s Counsel.

3.             DOCUMENTS REQUIRED FROM OPTIONEE

3.1           The Optionee must complete, sign and return an executed copy of this Agreement to the Company.

3.2           The Optionee shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, and applicable law.

4.             SUBJECT TO STOCK OPTION PLAN

The terms of the Options will be subject to the Plan, as may from time to time be amended, and any inconsistencies between this Agreement and the Plan, as the same may be from time to time amended, shall be governed by the provisions of the Plan. A copy of the Plan will be delivered to the Optionee, and will be available for inspection at the principal offices of the Company.

5.             ACKNOWLEDGEMENTS OF THE OPTIONEE

The Optionee acknowledges and agrees that:

(a)

none of the Options or the Optioned Shares have been registered under the 1933 Act or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws;

(b)	the Company has not undertaken, and will have no obligation, to register any of the Securities under the 1933 Act;

(c)

the decision to execute this Agreement and acquire the Securities hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company and such decision is based solely upon a review of publicly available information regarding the Company that is available on the website of the United States Securities and Exchange Commission (the “SEC”) at www.sec.gov (the “Company Information”);

(d)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(e)	there is no government or other insurance covering the Securities;

(f)	there are risks associated with an investment in the Securities;

(g)

the Optionee and the Optionee’s advisor(s) (if applicable) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(h)

the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Optionee during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Securities hereunder have been made available for inspection by the Optionee, the Optionee’s attorney and/or advisor(s) (if applicable);

(i)

the Company and others are entitled to rely upon the truth and accuracy of the acknowledgements, representations, warranties, statements, covenants and agreements contained in this Agreement and agrees that if any of such acknowledgements, representations, warranties, statements, covenants, and agreements are no longer accurate or have been breached, the Optionee shall promptly notify the Company, and the Optionee will hold harmless the Company from any loss or damage it may suffer as a result of the Optionee’s failure to correctly complete this Agreement;

(j)

the Company has advised the Optionee that the Company is relying on an exemption from the registration and prospectus requirements of applicable securities laws and, as a consequence of acquiring the Securities pursuant to this exemption, certain protections, rights and remedies provided by the applicable securities laws, including statutory rights of rescission or damages, will not be available to the Optionee;

(k)

the Optionee will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Optionee contained herein or in any document furnished by the Optionee to the Company in connection herewith being untrue in any material respect or any breach or failure by the Optionee to comply with any covenant or agreement made by the Optionee to the Company in connection therewith;

(l)

none of the Securities are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Optionee that any of the Securities will become listed on any stock exchange or automated dealer quotation system; except that currently certain market makers make market in the Common Stock on the OTC Bulletin Board;

(m)

in addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Optionee’s ability to resell the Securities under Canadian securities laws and National Instrument 45-

	106	as adopted by the Canadian Securities Administrators;

(n)

the Company will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in accordance with applicable state and provincial securities laws;

(o)

the statutory and regulatory basis for the exemption claimed for the offer of the Securities, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act or any applicable state and provincial securities laws;

(p)

the Optionee has been advised to consult the Optionee’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

	(i)	any applicable laws of the jurisdiction in which the Optionee is resident in connection with the distribution of the Securities hereunder, and

	(ii)	applicable resale restrictions; and

(q)	this Agreement is not enforceable by the Optionee unless it has been accepted by the Company.

6.             REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONEE

The Optionee hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the closing) that:

(a)	the Optionee is a director, officer, employee or consultant of the Company or subsidiary of the Company;

(b)	if an employee or consultant of the Company or subsidiary of the Company, the Optionee is a bona fide employee or consultant of the Company or subsidiary of the Company;

(c)	the Optionee has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto;

(d)	the Optionee has received and carefully read this Agreement and the Company Information;

(e)	the Optionee has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Optionee enforceable against the Optionee in accordance with its terms;

(f)	the Optionee is not acquiring the Securities for the account or benefit of, directly or indirectly, any U.S. Person;

(g)	the Optionee is not a U.S. Person;

(h)	the Optionee is resident in the jurisdiction set out on page 1 of this Agreement;

(i)	the Optionee:

(i)

is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulators having application in the jurisdiction in which the Optionee is resident (the “International Jurisdiction”) which would apply to the granting of the Option;

(ii)

the Optionee is acquiring the Option pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws or, if such is not applicable, the Optionee is permitted to acquiring the Option under the applicable securities laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions;

(iii)

the applicable securities laws of the authorities in the International Jurisdiction do not require the Company to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the granting of the Option; and

	(iv)	the granting of the Option by the Company does not trigger:

		A.	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

		B.	any continuous disclosure reporting obligation of the Optionee or the Company in the International Jurisdiction; and

(v)

the Optionee will, if requested by the Company, deliver to the Company a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of the Company, acting reasonably;

(j)

the acquisition of the Securities by the Optionee as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Optionee;

(k)

the Optionee has not acquired the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Securities; provided, however, that the Optionee may sell or otherwise dispose of the Securities pursuant to registration thereof under the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

(l)

the Optionee is outside the United States when receiving and executing this Agreement and is acquiring the Securities as principal for the Optionee’s own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons, and no other person has a direct or indirect beneficial interest in such Securities;

(m)	the Optionee is not an underwriter of, or dealer in, the Common Stock, nor is the Optionee participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

(n)

the Optionee (i) has adequate net worth and means of providing for his/her/its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time, and can afford the complete loss of such investment;

(o)

the Optionee is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the investment, and the Optionee has carefully read and considered the matters set forth under the caption “Risk Factors” appearing in the Company’s various disclosure documents, filed with the SEC;

(p)	the Optionee has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Securities and the Company;

(q)

the Optionee understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Agreement, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Optionee shall promptly notify the Company;

(r)

the Optionee has made an independent examination and investigation of an investment in the Securities and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in anyway whatsoever for the Optionee’s decision to invest in the Securities and the Company;

(s)

the Optionee understands and agrees that none of the Options or the Optioned Shares have been or will be registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws;

(t)

the Optionee understands and agrees that the Company will refuse to register any transfer of the Optioned Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(u)

the Optionee is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(v)	no person has made to the Optionee any written or oral representations:

	(i)	that any person will resell or repurchase any of the Securities;

	(ii)	that any person will refund the purchase price of any of the Securities; or

	(iii)	as to the future price or value of any of the Securities; and

(w)

if the Optionee is a consultant of the Company, the Optionee has entered into a written consulting agreement with the Company or a related entity of the Company and spends or will spend a significant amount of time and attention on the affairs and business of the Company or such related entity.

7.             ACKNOWLEDGEMENT AND WAIVER

The Optionee has acknowledged that the decision to purchase the Securities was solely made on the basis of publicly available information contained in the Company Information. The Optionee hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Optionee might be entitled in connection with the distribution of any of the Securities.

8.             PROFESSIONAL ADVICE

The acceptance of the Options and the sale of Common Stock issued pursuant to the exercise of Options may have consequences under federal, state and foreign tax and securities laws which may vary depending upon the individual circumstances of the Optionee. Accordingly, the Optionee acknowledges that he or she has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and his or her dealings with respect to Options. Without limiting other matters to be considered with the assistance of the Optionee’s professional advisors, the Optionee should consider: (a) the merits and risks of an investment in the underlying Optioned Shares; and (b) any resale restrictions that might apply under applicable securities laws.

9.             LEGENDING OF SUBJECT SECURITIES

9.1           The Optionee hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear any legends required under applicable Canadian securities laws and regulations and a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

9.2           The Optionee hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

10.           GENERAL RESALE RESTRICTIONS

10.1           The Optionee acknowledges that any resale of any of the Optioned Shares will be subject to resale restrictions contained in the securities legislation applicable to the Optionee or proposed transferee. The Optionee acknowledges that none of the Optioned Shares have been registered under the 1933 Act or the securities laws of any state of the United States. The Optioned Shares may not be offered or sold in the United States unless registered in accordance with federal securities laws and all applicable state securities laws or exemptions from such registration requirements are available.

10.2           The Optionee acknowledges and agrees that the Optionee is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions.

10.3           The Optionee acknowledges that the Optioned Shares are subject to resale restrictions in Canada and may not be traded in Canada except as permitted by the applicable provincial securities laws and the rules made thereunder.

11.           NO EMPLOYMENT RELATIONSHIP

The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Company or any related company, express or implied, that the Company or any related company will employ or contract with an Optionee, for any length of time, nor shall it interfere in any way with the Company’s or, where applicable, a related company’s right to terminate Optionee’s employment at any time, which right is hereby reserved.

12.           GOVERNING LAW

This Agreement is governed by the laws of the State of Nevada and the federal laws of the United States of America as applicable therein.

13.           COSTS

The Optionee acknowledges and agrees that all costs and expenses incurred by the Optionee (including any fees and disbursements of any special counsel retained by the Optionee) relating to the acquisition of the Securities shall be borne by the Optionee.

14.           SURVIVAL

This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the shares underlying the Options by the Optionee pursuant hereto.

15.           ASSIGNMENT

This Agreement is not transferable or assignable.

16.           CURRENCY

Unless explicitly stated otherwise, all funds in this Agreement are stated in United States dollars.

17.           SEVERABILITY

The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

18.           COUNTERPARTS AND ELECTRONIC MEANS

This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first above written.

19.           ENTIRE AGREEMENT

This Agreement is the only agreement between the Optionee and the Company with respect to the Options, and this Agreement and the Plan, once approved, supersede all prior and contemporaneous oral and written statements and representations and contain the entire agreement between the parties with respect to the Options.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first above written.

LIBERTY STAR URANIUM & METALS CORP.

Per:
Authorized Signatory

WITNESSED BY:	)
)
)
)
)
Name	)
	)	<>[NAME OF OPTIONEE]
Address	)
)
)
)
Occupation

SCHEDULE “A”

VESTING SCHEDULE

Date	Number of Options to Vest
August 10, 2010	<>

SCHEDULE “B”
NOTICE OF EXERCISE

TO:	Liberty Star Uranium & Metals Corp.
5610 E Sutler Lane
Tucson, Arizona 85712

This Notice of Exercise shall constitute a proper Notice of Exercise pursuant to section 2.8 of the Stock Option Agreement dated August 10, 2010 (the “Agreement”), between Liberty Star Uranium & Metals Corp. (the “Company”) and the undersigned. The undersigned hereby elects to exercise the Optionee’s options to purchase ____________________ shares of the common stock of the Company at a price of US $0.038 per share, for aggregate consideration of US $____________ , on the terms and conditions set forth in the Agreement.

(Please check the ONE box applicable):

[ ] Payment in cash or by certified check or cashier’s check accompanies this notice.

[ ] The Optionee wishes to exercise the options without payment in cash or by certified check or cashier’s check in accordance with the formula set forth in section 2.9 of the Agreement.

The Optionee represents and warrants to the Company that all representations and warranties set out in the Agreement are true as of the date of the exercise of the options under the Agreement.

The Optionee hereby directs the Company to issue, register and deliver the certificates representing the shares as follows:

Registration Information:	Delivery Instructions:

Name to appear on certificates	Name

Address	Address

City, State, and Zip Code

Telephone Number

DATED at _____________________________, the _______day of______________, _______.

X
Signature

(Name and, if applicable, Office)

(Address)

(City, State, and Zip Code)

Fax Number or E-mail Address

Social Security/Insurance No.: